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                                                                   EXHIBIT 23(b)

                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Banknorth Group, Inc.

         We consent to incorporation by reference in the Registration Statement on Form S-4 of Banknorth Group, Inc. ("Banknorth") of our report dated January 12, 2001, which appears in the Annual Report on Form 10-K for the year ended December 31, 2000 of Banknorth, relating to the consolidated balance sheets of Banknorth as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and to the reference to our firm under the heading "Experts" in the Prospectus/Proxy Statement.

                                       /s/ KPMG LLP

Boston, Massachusetts
July 27, 2001


The Board of Directors
Andover Bancorp, Inc.


         We consent to incorporation by reference in the Registration Statement on Form S-4 of Banknorth Group, Inc. of our report dated January 18, 2001, which appears in the Annual Report on Form 10-K for the year ended December 31, 2000 of Andover Bancorp, Inc. ("Andover"), relating to the consolidated balance sheets of Andover as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and to the reference to our firm under the heading "Experts" in the Prospectus/Proxy Statement.

                                       /s/ KPMG LLP

Boston, Massachusetts
July 25, 2001